Exhibit 1.1

EXECUTION VERSION

ASHFORD HOSPITALITY TRUST, INC.

(a Maryland corporation)

5,400,000 Shares of 7.50% Series I Cumulative Preferred Stock

(Liquidation Preference $25 Per Share)

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

November 8, 2017

Morgan Stanley & Co. LLC

UBS Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

as Representatives of the several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), each confirms its agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) and UBS Securities LLC (“UBS”) and each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as provided in Section 8 hereof), for whom Morgan Stanley and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company’s 7.50% Series I Cumulative Preferred Stock (liquidation preference $25 per share), par value $.01 per share (the “Series I Preferred Stock”) set forth in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 810,000 additional shares of Series I Preferred Stock. The aforesaid 5,400,000 shares of Series I Preferred Stock (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the 810,000 shares of Series I Preferred Stock subject to the option described in Section 1(b) hereof (the “Option Shares”) are hereinafter called, collectively, the “Shares.”

The Company will contribute the net proceeds from each sale of the Shares to the Operating Partnership and, in exchange therefor, at the Closing Time (as defined herein) of each such sale the Operating Partnership will issue to the Company a number of units of preferred limited partnership interest in the Operating Partnership equal to the number of Shares sold and having an aggregate liquidation preference equal to the aggregate liquidation preference of the Shares and having terms substantially equivalent to the economic terms of the Shares (the “Series I Units”).

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-220459), including the related base prospectus, covering the offer and sale of certain securities of the Company, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement is effective under the Securities Act, and the rules and regulations thereunder (the “Securities Act Regulations”). Promptly after execution and delivery of this Agreement, the Company will prepare and file an Issuer Free Writing Prospectus (as defined below), and a prospectus in accordance with the provisions of Rule 430B of the Securities Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in a prospectus or prospectus supplement deemed or retroactively deemed to be part of such registration statement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B of the Securities Act Regulations is referred to as “Rule 430B Information.” Each preliminary prospectus, including the base prospectus and preliminary prospectus supplement, used in connection with the offering of the Shares that omitted Rule 430B Information, including any documents incorporated or deemed to be incorporated by reference therein, are collectively referred to herein as a “preliminary prospectus.” Such registration statement (including the amendment thereto), as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B, is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the information otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B.  If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the Rule 462 Registration Statement.  The final prospectus, including the base prospectus and final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.”

As used in this Agreement:

“Applicable Time” means 5:15 p.m., New York City time, on November 8, 2017, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means (i) the most recent preliminary prospectus relating to the Shares (including any documents incorporated therein by reference) in the form filed with the Commission prior to the Applicable Time, (ii) any Issuer General Use Free Writing Prospectuses (as

defined below) issued at or prior to the Applicable Time, and (iii) the information, provided in oral or written form, included on Schedule III hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Shares and the offering thereof that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder (the “Exchange Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

The Company, the Operating Partnership and the Underwriters agree as follows:

1.              Sale and Purchase

(a)         Initial Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price per share of $24.2125, the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)         Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire thirty

(30) days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Representatives, but shall not be later than five (5) full business days after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.              Payment and Delivery

(a)         Initial Shares.  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least forty-eight (48)  hours prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Closing Time (as defined below) with respect thereto at the office of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the seventh business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time at which such payment and delivery of the Initial Shares are actually made is hereinafter sometimes called the “Closing Time,” and the date of payment and delivery of both the Initial Shares and the Option Shares is hereinafter sometimes called the “Date of Delivery.”

(b)         Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least forty-eight (48) hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

3.              Representations and Warranties

(a)         Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters as of the date hereof, as of the Applicable Time, as of the Closing Time and as of each respective Date of Delivery referred to in Section 2(a) hereof, that:

(i)                                     Capitalization.  The Company has an authorized capitalization of 400 million shares of common stock, par value $.01 per share (the “Common Stock”), and 50 million shares of preferred stock, par value $.01 per share (the “Preferred Stock”) and an outstanding capitalization as set forth in the General Disclosure Package and the Prospectus; the outstanding shares of capital stock or partner or member interests, of the Company and each subsidiary of the Company, including the Operating Partnership and its subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), as applicable, have been duly and validly authorized and issued and are fully paid and, with respect to shares of capital stock, member interests and limited partner interests, non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), and, except as disclosed in Exhibit A to the Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), all of the outstanding shares of capital stock or partner or member interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the  Registration Statement, the General Disclosure Package and the Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any shares of capital stock or other equity interests, any convertible or exchangeable or redeemable securities or obligation, or any warrants, rights or options. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the articles supplementary to the Company’s charter establishing the terms of the Series I Preferred Stock (the “Articles Supplementary”), will be validly issued, fully paid and nonassessable. The Board of Directors of the Company has duly and validly reserved such shares of Common Stock for issuance upon conversion of the Shares. The shares of Common Stock issuable upon conversion of the Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificate used to evidence the shares of Common Stock issuable upon conversion of the Shares will be in substantially the form incorporated by reference as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements and requirements of the Company’s charter and bylaws.

(ii)                                  Good Standing of Company and Subsidiaries.  Each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of each of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions contemplated herein. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule II hereto.

(iii)                               Foreign Good Standings.  Each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.  Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(iv)                              Due Authorization of Partnership Agreement.  The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.  The amendment to the Partnership Agreement setting forth the terms of the Series I Units (the “Partnership Agreement Amendment”) will be, by the Closing Time, duly and validly authorized, executed and delivered.  The Partnership Agreement Amendment will, by the Closing Time, constitute a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(v)                                 Capitalization of Operating Partnership.  (A) Ashford OP Limited Partner, LLC (the “Limited Partner”) is a holder of units of common limited partner interest (the “Common Units”) representing a majority limited partner ownership interest in the Operating Partnership and such units of preferred limited partner interest in the Operating Partnership (the “Preferred Units”) as described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) Ashford OP General Partner, LLC (the “General Partner”) is the holder of the sole general partner interest in the Operating Partnership, and (C) the Company owns a 100% member interest in the General Partner and in the Limited Partner, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  The Series I Preferred Units have been duly authorized and, when issued and delivered by the Operating Partnership in accordance with the Partnership Agreement against payment therefor of the consideration set forth therein, will be validly issued and non-assessable (except to the extent set forth in Section 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).  The Common Units issuable upon conversion of the Series I Preferred Units (the “Conversion Units”) have been duly authorized and, when issued and delivered by the Operating Partnership in accordance with the Partnership Agreement, will be validly issued and non-assessable (except to the extent set forth in Section 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).  The holders of outstanding Common Units are not entitled pursuant to the Delaware Revised Uniform Limited Partnership Act or the Partnership Agreement to preemptive or other rights to subscribe for (i) the Shares, (ii) the Series I Preferred Units, (iii) the shares of Common Stock of the Company issuable upon conversion of the Share or (iv) the Conversion Units.

(vi)                              Compliance with Laws.  The Company and the Subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vii)                           No Defaults.  Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its respective organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(viii)                        No Conflicts.  The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(ix)                              Due Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership

(x)                                 No Consents; No Approvals.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company’s sale and delivery of the Shares or the shares of Common Stock issuable upon conversion of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Exchange Act and the Exchange Act Regulations, (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (C) any necessary qualification under the securities or blue sky laws of the various state jurisdictions in which the Shares are being offered by the Underwriters, and (D) such approvals, authorizations, consents or orders or filings, the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi)                              Series I Preferred Stock Articles Supplementary.  The Articles Supplementary will be, by the Closing Time, duly authorized and executed by the Company and accepted for record by the Maryland State Department of Assessments and Taxation and effective under the Maryland General Corporation Law.

(xii)                           Licenses.  Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement, the General Disclosure Package and the Prospectus except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)                        Registration Statement; Form S-3 Eligibility.  The Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act and the Shares have been and remain eligible for inclusion by the Company on such shelf registration statement. The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations, at the Closing Time and at each respective Date of Delivery complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement thereto or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed with the Securities Act and the Securities Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(xiv)                       Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts” and the information in the second and third paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(xv)                          Issuer Free Writing Prospectus.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  Any offer of the Shares that was a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(xvi)                       Ineligible Issuer.  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(xvii)                    Certain Documents.  Each document incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable.

(xviii)                 No Litigation. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(xix)                       Financial Statements. The financial statements, including the related supporting schedules and notes thereto, included in (or incorporated by reference into) the Registration Statement, the General Disclosure Package or the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission. Any summary or selected financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and the Exchange Act Regulations and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx)                          Independent Public Accountants.  BDO USA, LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus or are incorporated by reference therein, Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus or are incorporated by reference therein, and any other accounting firm that has certified Company financial statements (including financial statements of acquired properties or businesses) and delivered its reports with respect thereto, are, and were during the periods covered by their reports, registered independent public accountants as and to the extent required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (United States).

(xxi)                       No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, and except as may be otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole entered into or agreed to be entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) except for regular quarterly dividends on the Common Stock and Preferred Stock, and regular quarterly distributions on the Common Units and Preferred Units, including the Series I Units, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

(xxii)                    Description of Shares.  The Series I Preferred Stock will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii)                 Registration Rights.  There are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act except for those registration or similar rights that have been waived or that are inapplicable with respect to the offering contemplated by this Agreement.

(xxiv)                Valid Issuance of Shares.  The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(xxv)                   Registration and Listing of Shares.  At or before the Closing Time, the Shares will have been registered under Section 12(b) of the Exchange Act and approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xxvi)                Absence of Manipulation.   Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(xxvii)             No Registration as Broker.  Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

(xxviii)          Certificates.  Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(xxix)                No Exempt Sales.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would not be required to be integrated with the sale of the Shares.

(xxx)                   Form of Certificate.  The form of certificate used to evidence the Series I Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange.

(xxxi)                Intentionally omitted.

(xxxii)             Property.  The Company and the Subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described in the Registration Statement, the

General Disclosure Package and the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such Subsidiary. The Company or a Subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property.

(xxxiii)          Condition of Real Property.  All real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures. To the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxxiv)         Mortgages. The mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (A) are not convertible (in the absence of foreclosure) into an equity interest in the Real Property or in the Company, the Operating Partnership or any Subsidiary, and none of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (C) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(xxxv)            Description and Enforceability of Contracts.  The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements.

(xxxvi)         Intellectual Property.  The Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxxvii)      Disclosure Controls; Internal Controls.   The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies.

(xxxviii)   Compliance with Sarbanes-Oxley.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxix)         Taxes.  Each of the Company, the Operating Partnership and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal,

state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the Subsidiaries. Except as disclosed in the General Disclosure Package and the Prospectus, no tax deficiency has been asserted against any such entity, and the Company and the Subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries.

(xl)                              Insurance.  Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(xli)                           Environmental Law Compliance.  Neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the Subsidiaries, except any such violation of law, regulation or rule that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the Subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (B) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (C) none of the Operating Partnership, the Company, nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (D) none of the Operating Partnership, the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (E) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (the “CERCLA”) by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); and (F) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute.  There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee. None of the Operating Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title. None of the Operating Partnership, the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect. All liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the Subsidiaries that are required to be described in the Prospectus are disclosed therein. No lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect.

As used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the General Disclosure Package or the Prospectus (a “Governmental Authority”).

(xlii)                        Labor Laws; No Labor Disputes.  Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no existing or, to the knowledge of the Company or the Operating Partnership, threatened labor disputes with the employees of the Company or any of the Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xliii)                     ERISA.  The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability. The Company and each of the Subsidiaries have not incurred and do not expect to incur material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Each “pension plan” for which the Company or any of its Subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xliv)                    Past Issuances of Securities.  All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (A) all applicable federal and state securities laws and the laws of the applicable jurisdiction of incorporation of the issuing entity, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange.

(xlv)                       Securities Act Compliance. In connection with this offering, the Company has not offered and will not offer its Series I Preferred Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Series I Preferred Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Shares other than the Registration Statement, the preliminary prospectus supplement dated November 8, 2017, and filed with the Commission on November 8, 2017, pursuant to Rule 424(b), the Prospectus and any Issuer General Use Free Writing Prospectus.

(xlvi)                    No Broker.  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(xlvii)                 No Relationships.  There is no relationship, direct or indirect, between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus and that is not so described.

(xlviii)              Investment Company Act.  Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xlix)                    REIT Status.  Commencing with the taxable year ending December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of the Company and the Subsidiaries described in the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time.

(l)                                     Statistical and Market Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(li)                                  Governmental Oversight.  The conduct of business by the Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the Subsidiaries conduct or propose to conduct such business, except as described in the General Disclosure Package and the Prospectus and except such regulation as is applicable to commercial enterprises generally.

(lii)                               Authorization of Advisory Agreement.  The Amended and Restated Advisory Agreement, dated June 10, 2015, by and among the Company, the Operating Partnership, Ashford TRS Corporation, Ashford Hospitality Advisors LLC and the Advisor (as amended, the “Advisory Agreement”) has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(liii)                            Foreign Corrupt Practices Act.  None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and (ii) the U.K. Bribery Act of 2010 (the “Bribery Act”), and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(liv)                           Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(lv)                              No Conflict with OFAC Laws.  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representatives of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b)         Representations and Warranties of the Advisor.  The Advisor represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time, as of the Closing Time and as of each respective Date of Delivery referred to in Section 2(a) hereof, that:

(i)                                     Advisor.  The Advisor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated herein. The Advisor has no subsidiaries.

(ii)                                  Foreign Good Standings.  The Advisor is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Advisor (an “Advisor Material Adverse Effect”).

(iii)                               Compliance with Laws.  The Advisor is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(iv)                              No Defaults.  The Advisor is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which it or its properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect.

(v)                                 No Conflicts.  The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the certificate of formation or limited liability company agreement of the Advisor, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which the Advisor or its assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(vi)                              Due Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Advisor and is a legal, valid and binding agreement of the Advisor.

(vii)                           Licenses.  The Advisor has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct the portion of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect. The Advisor is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, the effect of which could reasonably be expected to result in an Advisor Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Advisor is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(viii)                        Securities Act Compliance.  The Advisor has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Shares other than the Registration Statement, the preliminary prospectus supplement dated November 8, 2017, and filed with the Commission on November 8, 2017, pursuant to Rule 424(b), the Prospectus and any Issuer General Use Free Writing Prospectus.

(ix)                              No Litigation.  There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor, threatened against the Company, any subsidiary or the Advisor or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in the Registration Statement, or where in any such case (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Advisor and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(x)                                 No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement, General Disclosure Package and the Prospectus, and except as may be otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have an Advisor Material Adverse Effect, whether or not arising in the ordinary course of business, and (B) any transaction that is material to the Advisor entered into or agreed to be entered into by the Advisor.

(xi)                              Absence of Manipulation.  Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate of the Advisor take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(xii)                           Internal Controls.  The Advisor maintains a system of internal control in place sufficient to provide reasonable assurance that: (A) transactions that may be effectuated by the Advisor under the Advisory Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal policies, controls and procedures of the Advisor.

(xiii)                        Insurance.  The Advisor maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(xiv)                       Labor Laws; Absence of Labor Dispute.  The Advisor has not been notified that any officer or other key person of the Company, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment. Neither the Advisor nor, to the Advisor’s knowledge, any officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Advisor is not in violation of and has not received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have an Advisor Material Adverse Effect. There are no existing or, to the knowledge of the Advisor, threatened labor disputes with the employees of the Advisor that could reasonably be expected to have, individually or in the aggregate, an Advisor Material Adverse Effect.

(xv)                          Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Advisor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Advisor, on the other, that is required by the Securities Act or the Securities Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described in such documents.

(xvi)                       Investment Advisers Act.  The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Advisory Agreement, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii)                    Absence of Further Requirements. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Advisor’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated herein.

(xviii)                 Access to Resources.  The Advisor has access to the personnel and other resources necessary for the performance of the duties of the Advisor set forth in the Advisory Agreement to which the Advisor is a party and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix)                       No Finder’s Fee.  Except for the Underwriter’s discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Advisor has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(xx)                          Statistical and Market Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Advisor believes, after reasonable inquiry, to be reliable and accurate.

(xxi)                       Advisory Agreement.  The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

4.                                      Certain Covenants. The Company and the Operating Partnership hereby, jointly and severally, agree with each Underwriter:

(a)         to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares; provided, that, neither the Company nor the Operating Partnership shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or partnership;

(b)         if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, to cause such post-effective amendment to become effective as soon as possible and to advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, when such post-effective amendment has become effective; references herein to the Registration Statement shall include such post-effective amendment;

(c)          to authorize, execute, and deliver the Articles Supplementary, and file the Articles Supplementary, duly authorized and executed by the Company, with the Maryland State Department of Assessments and Taxation and accepted thereby before the Closing Time;

(d)         to prepare a Prospectus in a form reasonably approved by the Underwriters and file such Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) and to furnish promptly to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(e)          subject to its other covenants in this Section 4, to comply with Rule 430B until the distribution of the Shares by the Underwriters is complete; to advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares becomes effective under the Securities Act or any supplement to the Prospectus or any amended Prospectus is filed;

(f)           to advise the Representatives immediately, and, if requested by the Representatives, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(g)          to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock not otherwise publicly available, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange not otherwise publicly available and (iii) such other information not otherwise publicly available as the Underwriters may reasonably request regarding the Company, the Operating Partnership and the Subsidiaries to the extent related to the offering of the Shares contemplated hereby;

(h)         to advise the Underwriters promptly of the happening of any event known to the Company or the Operating Partnership within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations that, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act and the Securities Act Regulations; if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the General Disclosure Package or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to promptly notify the Representatives and promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(i)             to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(j)            prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish for review a copy thereof to the Representatives and counsel for the Underwriters and not to file any such proposed amendment or supplement to which the Representatives reasonably object; to give the Representatives notice of its intention to make any filing pursuant to the Exchange Act or the Exchange Act Regulations from the Applicable Time to the Closing Time and to furnish the Representatives and counsel for the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and not to file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object;

(k)         to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(l)             to furnish to the Representatives, subsequent to the effective date of the Prospectus and during the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(m)     to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(n)         to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than forty-five (45) days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (or later than ninety (90) days, if such fiscal quarter is the last fiscal quarter of the Company’s fiscal year) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with Rule 158 under the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(o)         to register the Shares under Section 12(b) of the Exchange Act, and use its best efforts to effect the listing of the Shares on the New York Stock Exchange by the Closing Time, and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on the New York Stock Exchange;

(p)         to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(q)         to refrain, and to cause the Advisor to refrain, during a period of thirty (30) days from the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the purchase or sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Series I Preferred Stock or any securities similar to or ranking on par with or senior to the Series I Preferred Stock or any securities convertible into or exercisable or exchangeable for Series I Preferred Stock or such securities, including Units and Preferred Units, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Series I Preferred Stock or such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series I Preferred Stock or such other securities, in cash or otherwise; provided, however, that the foregoing sentence shall not apply to the Shares to be sold hereunder;

(r)            not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(s)           to comply with all of the provisions of any undertakings in the Registration Statement;

(t)            to use its best efforts to meet the requirements to qualify as a REIT under the Code for each of its taxable years until such time as the board of directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT;

(u)         the Company and the Operating Partnership, jointly and severally agree that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule III hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and consented to by the Representatives; the Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping; if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(v)         not to invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act;

(w)       to authorize, execute and deliver the Partnership Agreement Amendment prior to the Closing Time; and

(x)         reserve and keep available at all times the maximum number of shares of Common Stock issuable upon conversion of the Shares.

5.              Payment of Expenses. (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (i) the preparation and filing of the Registration Statement, each preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters; (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment); (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (v) filing for review of the public offering of the Shares by FINRA; (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange; (viii) costs and expenses of any internet road show; and (ix) the performance of the Company’s and the Operating Partnership’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to clauses (i), (iv)(a), (vi) or (vii) of Section 7, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6.              Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company, the Operating Partnership and the Advisor hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable (as if made on and as of such date), the performance by the Company, the Operating Partnership and the Advisor of their respective obligations hereunder and the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

(a)         The Company shall furnish to the Representatives at the Closing Time and on each Date of Delivery, as applicable, opinions of Andrews Kurth Kenyon LLP, counsel for the Company, the Subsidiaries and the Advisor, addressed to the Representatives and dated the Closing Time and each Date of Delivery, as applicable, and in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A and Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(b)         The Company shall furnish to the Representatives at the Closing Time and on each Date of Delivery, as applicable, an opinion of in-house counsel for the Company, the Subsidiaries and the Advisor, addressed to the Representatives and dated the Closing Time and on each Date of Delivery, as applicable, and in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)          The Company shall furnish to the Representatives at the Closing Time and on each Date of Delivery, as applicable, an opinion of Hogan Lovells US LLP, special Maryland counsel for the Company, addressed to the Representatives and dated the Closing Time and on each Date of Delivery, as applicable, and in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)         The Representatives shall have received from BDO USA, LLP a letter dated as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives relating to the consolidated financial statements of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(e)          The Representatives shall have received from Ernst & Young LLP a letter dated as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives relating to the consolidated financial statements of the Company and the Subsidiaries and included in the Registration Statement, the General Disclosure Package and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(f)           The Representatives shall have received at the Closing Time and on each Date of Delivery, as applicable, an opinion of DLA Piper LLP (US), counsel for the Underwriters, addressed to the Representatives and dated the Closing Time or such Date of Delivery, as applicable, and in form and substance satisfactory to the Representatives.

(g)          No amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

(h)         Prior to the Closing Time and each Date of Delivery (i) the Registration Statement shall be effective with the Commission and no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and (iii) the Registration Statement, the General Disclosure Package and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)             All filings with the Commission required by Rule 424 and Rule 430B under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rules.

(j)            Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, and (ii) no transaction that is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, that in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(k)         The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(l)             FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)     The Articles Supplementary shall have been accepted for record by the Maryland State Department of Assessments and Taxation and shall be effective under the Maryland General Corporation Law.

(n)         The Representatives shall have received a copy of the Partnership Agreement Amendment duly authorized, executed and delivered by the Company.

(o)         The Representatives shall have received at the Closing Time and on each Date of Delivery, as applicable, a certificate of the Company’s Chief Executive Officer, President or Chief Operating Officer and Chief Accounting Officer or Chief Financial Officer, to the effect that:

(i)                                     the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, as if made on and as of such date, and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the date hereof;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; and

(iii)                               subsequent to the respective dates as of which information is given in the General Disclosure Package or the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (E) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any Subsidiary, or (F) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary that has been sustained or will have been sustained that has or may reasonably be expected to have a Material Adverse Effect.

(p)         The Representatives shall have received at the Closing Time and on each Date of Delivery, as applicable, a certificate of the Advisor’s Chief Executive Officer, President or Chief Operating Officer and Chief Accounting Officer or Chief Financial Officer, to the effect that:

(i)                                     the representations and warranties of the Advisor in this Agreement are true and correct, as if made on and as of such date, and the Advisor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; and

(iii)                               subsequent to the respective dates as of which information is given in the General Disclosure Package or the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have an Advisor Material Adverse Effect, whether or not arising in the ordinary course of business, or (B) any transaction that is material to the Advisor.

(q)         The Representatives shall have received as of the date of this Agreement, the Closing Time and each Date of Delivery, as applicable, an officers’ certificate, executed on behalf of the Company by the Chief Financial Officer of the Company and the Chief Accounting Officer of the Company in form and substance satisfactory to counsel for the Underwriters.

(r)            The Company, the Operating Partnership and the Advisor shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Prospectus, the representations, warranties and statements of the Company, the Operating Partnership and the Advisor contained herein, and the performance by the Company, the Operating Partnership and the Advisor of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

7.              Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if, in the judgment of the Representatives, there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, or any material change in management of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) (a) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or (b) if trading generally on the New York Stock Exchange, the NYSE American LLC or in the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) a general banking moratorium shall have been declared by any federal, Maryland, New York or Texas authorities or material disruption in securities transaction clearance or settlement systems, or (vi) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or (vii) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representatives, will have a Material Adverse Effect.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.                                      Increase in Underwriters’ Commitments. If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 48-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party (other than the defaulting Underwriter), except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9.                                      Indemnity and Contribution by the Company, the Operating Partnership, the Advisor and the Underwriters. (a) The Company, the Operating Partnership and the Advisor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that, (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company, which written consent shall not be unreasonably withheld; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)   Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the Advisor, each of their respective directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)   Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)   If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)   If the indemnification provided for in this Section 9 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Advisor on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Advisor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Operating Partnership and the Advisor on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company (which, for purposes of this subsection, account for the relative benefits received by the Operating Partnership) and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, the Operating Partnership and the Advisor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Advisor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Advisor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the total underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Shares set forth opposite their respective names in Schedule I hereto and not joint.

10.          Survival. The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company, the Operating Partnership and the Advisor contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Advisor, the Operating Partnership or any person who controls the Company or the Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Operating Partnership, the Advisor and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement, the General Disclosure Package or Prospectus.

11.          Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036 (facsimile (212) 507-5089), Attention: Investment Banking Division; and UBS Securities LLC, Fixed Income Syndicate, 1285 Avenue of the Americas, New York, New York 10019 (facsimile (203) 719-0495); with a copy to (which shall not constitute notice) DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, New York 10020-1104, attention of Kerry E. Johnson (facsimile (212) 335-4501), and, if to the Company, the Operating Partnership or the Advisor, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, attention of David Brooks (facsimile (972) 490-9605), with a copy to (which shall not constitute notice) Andrews Kurth Kenyon LLP, 600 Travis, Suite 4200, Houston, Texas 77002, attention of George J. Vlahakos (facsimile (713) 220-4285).

12.          Governing Law; Headings. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.          No Advisory or Fiduciary Relationship. Each of the Company, the Operating Partnership and the Advisor acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s length commercial transaction between the Company, the Operating Partnership and the Advisor, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each

Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership, or the Advisor or their stockholders or partners, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, the Operating Partnership or the Advisor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or the Advisor on other matters) and no Underwriter has any obligation to the Company, the Operating Partnership or the Advisor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Operating Partnership and the Advisor, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company, the Operating Partnership and the Advisor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

15.          Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership, the Advisor and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.          Counterparts and Facsimile Signatures. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Signature page follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Advisor and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Advisor and the Underwriters.

Very truly yours,

ASHFORD HOSPITALITY TRUST, INC.

By:
/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer, General Counsel and Secretary

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC, its sole general partner

By:	Ashford Hospitality Trust, Inc., its sole member

By:	/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer, General Counsel and Secretary

ASHFORD HOSPITALITY ADVISORS, LLC

By:
/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Mark Spadaccini
Name:	Mark Spadaccini
Title:	Executive Director

By:	/s/ Prath Reddy
Name:	Prath Reddy
Title:	Director

For themselves and as Representatives of the other

Underwriters named on Schedule I hereto.

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Shares to be Purchased
Morgan Stanley & Co. LLC	2,241,000
UBS Securities LLC	2,241,000
D.A. Davidson & Co.	243,000
Janney Montgomery Scott LLC	243,000
B. Riley FBR, Inc.	108,000
Robert W. Baird & Co. Incorporated	108,000
Deutsche Bank Securities Inc.	108,000
William Blair & Company, L.L.C.	108,000
Total	5,400,000

Sch. I-1

Schedule II

Significant Subsidiaries

Ashford OP Limited Partner LLC

Ashford OP General Partner LLC

Ashford Hospitality Limited Partnership

Sch. II-1

Schedule III

The Pricing Term Sheet set forth in Schedule IV to this Agreement.

Sch. III-1

Schedule IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-220459

November 8, 2017

Ashford Hospitality Trust, Inc.

7.50% Series I Cumulative Preferred Stock

(Liquidation Preference $25.00 per share)

Pricing Term Sheet

November 8, 2017

Issuer:	Ashford Hospitality Trust, Inc.

Security:	7.50% Series I Cumulative Preferred Stock (the “Series I Preferred Stock”)

Size:	5,400,000 shares (6,210,000 shares if the underwriters’ option to purchase additional shares is fully exercised)

Maturity Date:	Perpetual (unless redeemed by the Issuer on or after November 17, 2022 or pursuant to its special optional redemption right, or converted by a holder in connection with certain changes of control)

Trade Date:	November 8, 2017

Expected Settlement and Delivery Date:	November 17, 2017 (T+7)

Liquidation Preference:	$25.00 per share plus accrued and unpaid dividends

Dividend:	7.50% of the $25.00 liquidation price (or $1.875 per share) per annum

Dividend Payment Dates:	January 15, April 15, July 15 and October 15, beginning January 16, 2018

Public Offering Price:	$25.00 per share; $135,000,000 total (not including the underwriters’ option to purchase additional shares)

Underwriting Discounts and Commissions:	$0.7875 per share; $4,252,500 total (not including the underwriters’ option to purchase additional shares)

Conversion Rights:

Upon the occurrence of a “Change of Control,” holders of the Series I Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series I Preferred Stock) to convert some or all of the Series I Preferred Stock into a number of shares of the Issuer’s common stock per share of Series I Preferred Stock to be converted equal to the lesser of:

Sch. IV-1

(1)  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series I Preferred Stock dividend payment and prior to the corresponding Series I Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

(2)  8.06452 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the preliminary prospectus supplement dated November 8, 2017 (the “preliminary prospectus supplement”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Issuer’s common stock as described in the preliminary prospectus supplement.

The “Change of Control Conversion Date” is the date the Series I Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the notice described above to the holders of Series I Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash; or (ii) the average of the closing prices for the Issuer’s common stock on the New York Stock Exchange (“NYSE”) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is other than solely cash.

Change of Control:

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series I Preferred Stock when the following has occurred:

(1)  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer’s stock entitling that person to exercise 50% or more of the total voting power of all shares of the Issuer’s stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership

Sch. IV-2

of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(2) following the closing of any transaction referred to in clause (1) above, neither the Issuer nor the acquiring entity or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American (“NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or listed on an exchange that is a successor to the NYSE, NYSE American or NASDAQ.

Optional Redemption:	On and after November 17, 2022, redeemable in whole or in part at a redemption price equal to $25.00 per share plus any accrued and unpaid dividends

Special Optional Redemption:

Upon the occurrence of a Change of Control, in addition to the Issuer’s right to redeem some or all of the shares of Series I Preferred Stock upon the exercise by a holder of its change of control conversion right, the Issuer may, at its option, redeem the Series I Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

Use of Proceeds:

The Issuer expects that the net proceeds from the sale of the Series I Preferred Stock offered hereby (after deducting the underwriting discount and other estimated offering expenses) will be approximately $130.4 million (approximately $150.1 million if the underwriters exercise their option to purchase additional shares in full). The Issuer intends to use the net proceeds from this offering, including proceeds received from any exercise by the underwriters of their option to purchase additional shares, for general corporate purposes, which may include but are not limited to: the redemption, in whole or in part, of the Issuer’s 8.45% Series D Cumulative Preferred Stock; the acquisition of additional properties or hospitality-related investments, as suitable opportunities arise; capital expenditures; and/or the repayment of outstanding indebtedness.

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC

Co-Managers:	D.A. Davidson & Co. Janney Montgomery Scott LLC B. Riley FBR, Inc. Robert W. Baird & Co. Incorporated Deutsche Bank Securities Inc. William Blair & Company, L.L.C.

Listing:	The Issuer intends to file an application to list the Series I Preferred Stock on the NYSE under the symbol “AHTPrI.”

Sch. IV-3

CUSIP/ISIN:	044103 885 / US0441038850

This communication is intended for the sole use of the person to whom it is provided by us.  This communication does not constitute an offer to sell the Series I Preferred Stock and is not soliciting an offer to buy the Series I Preferred Stock in any jurisdiction where the offer or sale is not permitted.

The Issuer has filed a registration statement (including the preliminary prospectus supplement) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Morgan Stanley & Co. LLC toll-free at 1-866-718-1640 or email: prospectus@morganstanley.com; or UBS Securities LLC toll-free at 1-888-827-7275.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED, SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch. IV-4

Exhibit A

Form of Opinion and Negative Assurance Letter of Counsel for the Company, the Subsidiaries and the Advisor

1.              The Company owns of record all of the outstanding membership interests in OP GP, free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Maryland naming the Company is on file in the office of the Secretary of State of the State of Maryland.  All of such issued and outstanding membership interests of OP GP have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent set forth in Sections 18-607 and 18-804 of the Delaware LLC Act).

2.              The Company owns of record all of the outstanding membership interests in OP LP, free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Maryland naming the Company is on file in the office of the Secretary of State of the State of Maryland.  All of the issued and outstanding membership interests of OP LP have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent set forth in Sections 18-607 and 18-804 of the Delaware LLC Act).

3.              OP LP owns [•]% of the limited partner interests in the Operating Partnership (such units, the “Ashford OP Units”) free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OP LP is on file in the office of the Secretary of State of the State of Delaware.  The Ashford OP Units have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent set forth in Section 17-303, 17-607 and 17-804 of the DRULPA).

4.              OP GP owns a noneconomic general partner interest in the Operating Partnership free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OP GP is on file in the office of the Secretary of State of the State of Delaware.   Such noneconomic general partner interest has been duly authorized and validly issued.

5.              The Series I Preferred Units have been duly authorized and, when issued and delivered by the Operating Partnership in accordance with the OP Partnership Agreement against payment therefor of the consideration set forth therein, will be validly issued and non-assessable (except to the extent set forth in Section 17-303, 17-607 and 17-804 of the DRULPA).  The common units representing limited partner interests in the Operating Partnership (the “Common Units”) issuable upon conversion of the Series I Preferred Units (the “Conversion Units”) have been duly authorized and, when issued and delivered by the Operating Partnership in accordance with the OP Partnership Agreement, will be validly issued and non-assessable (except to the extent set forth in Section 17-303, 17-607 and 17-804 of the DRULPA).  The issuance of the Series I Preferred Units and the Conversion Units are not subject to preemptive rights of any securityholder of the Operating Partnership pursuant to any Applicable Agreement.  The holders of outstanding Common Units are not entitled pursuant to the DRULPA or the OP Partnership Agreement to preemptive or other rights to subscribe for (i) the Securities, (ii) the Series I Preferred Units, (iii) the shares of common stock of the Company issuable upon conversion of the Securities or (iv) the Conversion Units.

6.              To the best of our knowledge, except (i) as disclosed in the Disclosure Package and the Prospectus, (ii) as set forth in the OP Organizational Documents, the Charter, the OP GP Agreement or the OP LP Agreement or (iii) with respect to the issued and outstanding Common

Exhibit A-1

Units and long-term incentive partnership units in the Operating Partnership held by partners other than the Company, which are redeemable for cash or, at the option of the Company, into common stock pursuant to the OP Partnership Agreement, there are no outstanding (a) securities or obligations of the Company, the Operating Partnership, OP GP or the OP LP convertible into or exchangeable for any capital stock or partnership interests of the Company or the Operating Partnership, respectively, (b) warrants, rights or options to subscribe for or purchase from the Company, the Operating Partnership, OP GP or OP LP any capital stock or partnership interests, or any securities convertible or exchangeable into capital stock or partnership interests of the Company, the Operating Partnership, OP GP or OP LP, respectively, or (c) obligations of the Company, the Operating Partnership, OP GP or OP LP to issue any shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, or any convertible or exchangeable securities or obligation, or any warrants, rights or options.

7.              Each of OP GP, OP LP, the Operating Partnership and the Advisor is validly existing and of good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, and has full limited partnership or limited liability company power and authority, as applicable, to own its respective properties and to conduct its respective businesses as described in the Disclosure Package and the Prospectus and, with respect to the Operating Partnership and the Advisor, to consummate the transactions described in the Underwriting Agreement.

8.              Each of the Persons listed on Schedule I hereto is in good standing in each jurisdiction set forth opposite its name therein.

9.              None of (i) the execution and delivery by the Company, the Advisor or the Operating Partnership of the Underwriting Agreement, (ii) the consummation by the Company of the issuance and sale of the Securities pursuant to the Underwriting Agreement, (iii) the issuance of the Series I Preferred Units in accordance with the OP Partnership Agreement, (iv) the issuance of the shares of common stock of the Company issuable upon conversion of the Securities and (v) the issuance of the Conversion Units, (A) constituted, constitutes or will constitute a violation of the Advisor of the Advisor Organizational Documents or a violation of the Operating Partnership of the OP Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any of the Advisor Organizational Documents or the OP Organizational Documents, (C) resulted, results or will result in any violation of (1) applicable laws of the State of New York, (2) applicable laws of the United States of America, (3) the DRULPA or (4) the Delaware LLC Act, or (D) resulted, results or will result in the contravention of any Applicable Order.

10.       The execution, delivery and performance of the Advisory Agreement by the Operating Partnership and the Advisor was duly authorized by all necessary limited partnership or limited liability company action of such party, as applicable; and the Advisory Agreement constitutes a valid and binding obligation of the Company, the Operating Partnership and the Advisor, enforceable against the Company, the Operating Partnership and the Advisor in accordance with its terms.

11.       The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Advisor.

12.       No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, (i) the execution and delivery by the

Exhibit A-2

Company, the Operating Partnership or the Advisor of the Underwriting Agreement, (ii) the consummation by the Company of the issuance and sale of the Securities pursuant to the Underwriting Agreement, (iii) the issuance of the Series I Preferred Units, (iv) the issuance of the shares of common stock of the Company issuable upon conversion of the Securities or (v) the issuance of the Conversion Units.  As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) applicable laws of the State of New York (iii) applicable laws of the United States of America, (iv) the DRULPA or (v) the Delaware LLC Act.

13.       The Company is not, and immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

14.       Except as disclosed in the Registration Statement or the Prospectus, no Person has the right, which has not been waived, under any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement.

15.       The statements under the captions “Partnership Agreement” in the  Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

In addition, we have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firms for the Company, your counsel and your representatives at which the contents of the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraph 15 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Company), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its most recent effective date, the Preliminary Prospectus, as of its date, the Pricing Term Sheet, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective and as of its most recent effective date, insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of 5:15 p.m. on November 8, 2017 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact

Exhibit A-3

necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of each of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

Furthermore, we advise you that according to the effectiveness order of the SEC (regarding the Registration Statement) appearing in the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, the Registration Statement was declared effective under the Securities Act on September 28, 2017.  In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement.  To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

Exhibit A-4

Exhibit B

Form of Opinion of Tax Counsel for the Company and the Subsidiaries

1.                                      commencing with the Company’s taxable year ended December 31, 2003 through its taxable year ended December 31, 2016, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter;

2.                                      the Operating Partnership is classified as a partnership for United States federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation under the Code; and

3.                                      the statements under the caption “Material Federal Income Tax Considerations in the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

Exhibit B-1

Exhibit C

Form of Opinion of In-House Counsel for the Company, the Subsidiaries and the Advisor

1.              Except as disclosed in the General Disclosure Package and the Prospectus, no material agreement to which any Subsidiary is a party prohibits or restricts any Subsidiary, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests, membership interests or other equity interests, as applicable, or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.

2.              To my knowledge, neither the Company nor any of the Subsidiaries is in violation of any term or provision of its organizational documents, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) any material agreement of such entity or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

3.              To my knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company, any of the Subsidiaries or the Advisor or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be disclosed in the General Disclosure Package or the Prospectus but are not so disclosed or that would reasonably be expected to materially and adversely affect the ability of the Company, any of the Subsidiaries or the Advisor to carry out the transactions contemplated by the Underwriting Agreement.

4.              To my knowledge, no individual or entity has the right, which has not been waived, to require the registration under the Securities Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement.

5.              The execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated by the Underwriting Agreement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any material agreement to which the Company or any of the Subsidiaries is a party.

6.              The issuance and sale of the Securities and the issuance of the Series I Units are not subject to preemptive or other similar rights arising under any agreement known to such counsel to which the Company or any of the Subsidiaries is a party.

7.              None of the issued and outstanding common units representing limited partner interests in the Operating Partnership or Preferred Units representing limited partner interests in the Operating Partnership have been issued or sold in violation of preemptive or similar rights arising under any material agreement of the Operating Partnership, and the issuance of the Series I Units

Exhibit C-1

representing limited partner interests in the Operating Partnership to the Company in connection with the Company’s sale of the Securities is not subject to preemptive or similar rights arising under any material agreement of the Operating Partnership.

8.              All descriptions in the Disclosure Package or the Prospectus of contracts and other documents that constitute material agreements of the Company or any Subsidiary (including the Operating Partnership) are accurate in all material respects.

Exhibit C-2

Exhibit D

Form of Opinion of Maryland Counsel for the Company

1.                                      The Company is validly existing as a corporation and in good standing under the MGCL as of the date of the Good Standing Certificate.

2.                                      The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, and to enter into and perform is obligations under the Underwriting Agreement.

3.                                      The authorized capital stock of the Company as of the date hereof consists of 400,000,000 shares of Common Stock, 3,000,000 Shares of 8.55% Series A Cumulative Preferred Stock, 8,966,797 shares of 8.45% Series D Cumulative Preferred Stock, 4,800,000 shares of 7.375% Series F Cumulative Preferred Stock, 6,900,000 shares of 7.375% Series G Cumulative Preferred Stock,  3,910,000 shares of 7.50% Series H Cumulative Redeemable Preferred Stock, 6,210,000 shares of 7.50% Series I Cumulative Preferred Stock and [•] shares of unclassified preferred stock.

4.                                      The execution and delivery by the Company, and the performance on the date hereof by the Company of its obligations under, the Underwriting Agreement have been duly authorized by the Company.

5.                                      The Underwriting Agreement has been duly executed and delivered by the Company.

6.                                      The Board of Directors has duly adopted resolutions reserving up to [•] shares of the Company’s Common Stock, par value $0.01 issuable upon the exercise of the change of control conversion right with respect to the Preferred Shares provided for under Section 8(b) of the Series I Articles Supplementary (such shares issuable upon exercise of the change of control conversion right being referred to collectively as the “Conversion Shares”).  The Conversion Shares have been duly authorized and, when issued in accordance with the Charter, will be validly issued, fully paid and non-assessable.

7.                                      The Preferred Shares have been duly authorized by the Company for issuance and sale and, when issued in accordance with the provisions of the Underwriting Agreement against receipt of the consideration contemplated thereby, the Preferred Shares will be validly issued, fully paid and non-assessable.

8.                                      No holder of outstanding shares of capital stock of the Company has any statutory preemptive right under the MGCL, or any similar right under the Charter or the By-Laws of the Company to subscribe for any of the Preferred Shares.

9.                                      No holder of the Preferred Shares is subject to personal liability as such under the laws of the State of Maryland, which is the jurisdiction in which the Company is organized.

10.                               The execution, delivery and performance on the date hereof by the Company of the Underwriting Agreement and the consummation of the transactions contemplated thereunder do not violate (i) Applicable Maryland Law or the Charter or the By-Laws of the Company or (ii) violate any Maryland court or administrative order, judgment or decree listed on Schedule 2 hereto that names the Company and is specifically directed to it or any of its property.

Exhibit D-1

11.                               No approval or consent of, or registration or filing with, any Maryland court, governmental authority or regulatory agency is required to be obtained or made by the Company under the MGCL in connection with the execution, delivery and performance on the date hereof by the Company of the Underwriting Agreement and the consummation of the transactions contemplated thereunder.

12.                               The Advisory Agreement has been duly authorized by the Company and, solely to the extent the MGCL applies thereto, duly executed and delivered by the Company.

13.                               The form of certificate evidencing the Preferred Shares complies with the requirements of Section 2-211 of the MGCL and the Charter and By-Laws of the Company.

14.                               The information set forth in the Prospectus and Prospectus Supplement under the captions: “Material Provisions of Maryland Law and of our Charter and Bylaws,” Description of the  Series I Preferred Stock,” “Description of our Common Stock,” “Description of our Preferred Stock,” “Description of our Capital Stock, “Risk Factors — Holders of Series I Preferred Stock will have limited voting rights,” “Risk Factors — Your ownership of Series I Preferred Stock is subject to the ownership limits contained in our charter,” “Risks related to our Corporate Structure —  Our charter, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay or prevent a change of control transaction,” “Risks related to our Corporate Structure —  Our board of directors may create and issue a class or series of preferred stock without stockholder approval,” “Risks related to our Corporate Structure —  Because provisions contained in Maryland law and our charter may have an anti-takeover effect, investors may be prevented from receiving a “control premium” for their shares,” “Risks related to our Corporate Structure —  Our board of directors can take many actions without stockholder approval,” and “Risks Related to Our Corporate Structure — Our rights and the rights of our stockholders to take action against our directors and officers are limited,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate and complete in all material respects.  The Preferred Shares and the Conversion Shares conform as to legal matters in all material respects to the description thereof set forth in the Prospectus Supplement under the captions “Description of Our Common Stock” and “Description of the Series I Preferred Stock.”

Exhibit D-2